INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement, relating to the securities being offered in connection with the merger among HUBCO, Inc., Hudson United Bank, Community Financial Holding Corporation, and Community National Bank of New Jersey, of HUBCO, Inc. on Form S-4/A of our report dated January 23, 1998 relating to the financial statements of Poughkeepsie Financial Corp., appearing in the Current Report on Form 8-K/A of HUBCO, Inc. dated June 29, 1998.

                                             DELOITTE & TOUCHE LLP

Stamford, Connecticut

July 8, 1998